Exhibit 99.1

FOR IMMEDIATE RELEASE:	CONTACT:
Geoff High, Vice President of Investor Relations
303-604-3924

DMC GLOBAL REPORTS FIRST QUARTER FINANCIAL RESULTS

•First quarter sales were $138.7 million
•Excluding the acquisition of Arcadia, first quarter sales were $70.7 million, down 2% sequentially and up 27% versus Q1 2021
•First quarter gross margin improved to 27% from 18% in Q4 2021 and 23% in Q1 2021
•First quarter net loss attributable to DMC was $3.3 million
•First quarter net loss per diluted share, inclusive of adjustment for redeemable noncontrolling interest, was $0.47
•First quarter adjusted net loss attributable to DMC*, inclusive of $13.0 million in non-cash amortization expense for purchased intangible assets, was $3.1 million, or $0.16 per diluted share
•First quarter adjusted EBITDA attributable to DMC* was $10.5 million versus $2.8 million in Q4 2021 and $4.0 million in Q1 2021

BROOMFIELD, Colo. - May 5, 2022 - DMC Global Inc. (Nasdaq: BOOM) today reported financial results for its first quarter ended March 31, 2022.

First quarter sales were $138.7 million versus $71.8 million in the fourth quarter of 2021, and $55.7 million in the first quarter a year ago. This year’s first quarter results include $68.0 million in sales from Arcadia, a leading supplier of architectural building products. DMC acquired a 60% controlling interest in Arcadia on December 23, 2021.

Excluding Arcadia, first quarter sales were $70.7 million, down 2% sequentially and up 27% versus the first quarter of 2021. The sequential decline reflects lower international sales at DynaEnergetics, DMC’s energy products business. The improvement versus the year-ago first quarter resulted from increased well completion activity in North America, which drove greater demand at DynaEnergetics, as well as increased order shipments at NobelClad, DMC’s composite metals business.

First quarter gross margin was 27% versus 18% in the fourth quarter and 23% in the first quarter a year ago. The sequential and year-over-year improvements reflect the addition of Arcadia’s higher-margin first quarter sales, as well as increased North American sales at DynaEnergetics, which resulted in more favorable absorption of fixed manufacturing overhead expenses. These improvements were partially offset by a lower-margin project mix at NobelClad.

Selling, general and administrative expense (SG&A) was $27.8 million. Excluding $9.9 million in expenses from Arcadia, SG&A was $17.9 million, up from $16.3 million in the fourth quarter and $13.2 million in the year-ago first quarter. The increase versus both periods reflects increased litigation expenses at DynaEnergetics, higher non-cash stock compensation expense, and higher salaries, benefits and other payroll related costs primarily due the expiration of the Employee Retention Credit under the CARES Act.

First quarter operating loss was $3.9 million and included $13.0 million in non-cash amortization expense primarily associated with purchased intangible assets at Arcadia. DMC reported operating losses of $5.5 million in the fourth quarter, and $710,000 in the first quarter last year.

First quarter net loss attributable to DMC was $3.3 million. Following the acquisition of the 60% controlling interest in Arcadia, the calculation for net earnings per diluted share must account for the change in redemption value of the 40% redeemable noncontrolling interest in Arcadia. Redemption value is estimated at the end of each quarter based on the formula used to calculate a Put and Call Option in the Operating Agreement. At March 31, 2022, the adjustment was $5.7 million dollars. When added to the $3.3 million net loss attributable to DMC stockholders, the resulting net loss is $9.0 million, or $0.47 per diluted share, based on 19.3 million diluted shares outstanding. Net income in the prior-year first quarter was $432,000, or $0.03 per diluted share on 15.5 million diluted shares outstanding.

First quarter adjusted net loss attributable to DMC*, which includes $13.0 million in non-cash amortization expense of the purchased intangible assets of Arcadia, was $3.1 million, or $0.16 per diluted share.

First quarter adjusted EBITDA attributable to DMC* was $10.5 million versus $2.8 million in the fourth quarter and $4.0 million in the 2021 first quarter.

Cash flow used in operations was $4.6 million versus cash provided by operating activities of $2.2 million in the prior-year first quarter. The increased use of cash primarily relates to funding working capital at DynaEnergetics and Arcadia, both of which increased investments in inventory due to rising raw material prices, longer lead times and anticipated sales volume growth. Cash and cash equivalents were $15.4 million versus $30.8 million at December 31, 2021.

DMC’s debt-to-adjusted EBITDA leverage ratio at March 31, 2022, was 2.9. The Company’s debt-to-adjusted EBITDA leverage ratio covenant for the end of the quarter was 3.5.

Arcadia
Arcadia reported first quarter sales of $68.0 million, which exceeded the high end of management’s forecasted range by 11%. Sales were up 20% sequentially from fourth quarter pro forma sales of $56.7 million, and up 19% from pro forma sales of $57.2 million in the first quarter last year. The increase versus both periods reflects higher average selling prices, which were implemented to address sharply higher raw material costs.

First quarter gross margin was 30% versus pro forma gross margin of 28% in the fourth quarter and 37% in last year’s first quarter. The gross margin decline versus last year’s first quarter reflects inflation on raw materials that outpaced increases in selling prices. However, during both periods, Arcadia delivered consistent gross profit dollars, which were $20.2 million in the 2022 first quarter and $20.9 million in the year-ago first quarter.

Arcadia’s first quarter adjusted EBITDA attributable to DMC was $6.9 million versus pro forma adjusted EBITDA of $4.8 in the fourth quarter and $7.7 million in the comparable year-ago quarter.

DynaEnergetics
DynaEnergetics reported first quarter sales of $48.9 million, down 4% sequentially and up 28% versus the prior-year first quarter. Sales in North America increased 2% sequentially, while international sales declined 33% sequentially. Gross margin was 26% versus 20% in the 2021 fourth quarter and 22% in the 2021 first quarter. Adjusted EBITDA increased to $5.3 million from $4.0 million in the fourth quarter and $3.5 million in the 2021 first quarter.

NobelClad
NobelClad reported first quarter sales of $21.9 million, up 3% sequentially and up 25% versus the 2021 first quarter. Gross margin was 19%, versus 20% in the fourth quarter and 26% in the prior-year first quarter. Adjusted EBITDA was $1.7 million versus $2.1 million in the fourth quarter and $2.7 million in the 2021 first quarter.

NobelClad’s trailing 12-month book-to-bill ratio at the end of the first quarter was 1.02. Order backlog increased to $44.4 million from $41.2 million at the end of the fourth quarter.

Management Commentary
“DMC’s businesses delivered a solid start to 2022, despite a variety of macro-economic challenges,” said Kevin Longe, president and CEO.

“The sales growth at Arcadia was principally driven by price increases implemented throughout the quarter to offset rapidly escalating raw material costs. Arcadia’s pricing strategies enabled stable year-over-year gross profits despite aluminum and energy prices that spiked to multi-year highs.

“Arcadia continues report very healthy demand from its core low-rise and mid-rise building markets throughout the western and southwestern United States, as well as from the national high-end residential market. The capacity expansion programs we are implementing will enable Arcadia to address its diverse customer base more efficiently. Initiatives include the design and installation of new paint and anodizing lines, which are scheduled to be operational in the first half of next year. Implementation of a new enterprise resource planning system also is on plan, and I am encouraged by the progress our teams are making on the integration of Arcadia’s finance and IT systems.

“At DynaEnergetics, demand from North America’s unconventional oil and gas industry accelerated in March and led to a new monthly record for shipments of our fully integrated DS perforating systems. Strong demand has continued into the second quarter, as high energy prices and growing reliance on North American oil and gas are driving increased well completion activity. These factors, coupled with the significant performance and cost benefits of our DS systems; should fuel continued growth at DynaEnergetics during the balance of 2022. We also believe recent price increases; enhanced operating efficiencies at our Blum, Texas, manufacturing facility; and an expected acceleration of international sales will lead to continued improvement in DynaEnergetics’ gross margin.

“At NobelClad, global supply chain constraints continue to impede progress on several large projects on which we are bidding. However, bookings are healthy, order backlog is improving, and the medium to longer-range outlook for profitable growth remains positive.

“We are encouraged by our start to 2022, and by the strong early contributions of Arcadia,” Longe added. “We now operate three differentiated and innovative businesses that have built leading positions in their respective industries. I am confident DMC’s prospects for long-term growth and improved returns for our stakeholders have never been stronger.”

Guidance
Michael Kuta, CFO, said second quarter 2022 consolidated sales are expected in a range of $142 million to $152 million. At the business level, Arcadia is expected to report sales of $68 million to $72 million versus the $68 million reported in the first quarter. The increase reflects anticipated higher pricing to address inflation on raw materials. Sales at DynaEnergetics are expected in a range of $54 million to $58 million, up from $48.9 million in the first quarter. DynaEnergetics expects significantly higher international sales and improved pricing in North America during the second quarter. NobelClad’s sales are expected in a range of $20 million to $22 million versus the $21.9 million reported in the first quarter.

Consolidated gross margin is expected in a range of 28% to 30% versus the 27% reported in the first quarter. The expected improvement reflects DynaEnergetics’ anticipated increase in international sales and improved pricing in North America. Second quarter selling, general and administrative (SG&A) expense is expected in a range of $26.5 million to $27.5 million versus the $27.8 million reported in the first quarter.

Second quarter amortization expense is expected to be $12.8 million versus the $13.0 million reported in the first quarter. The remaining value assigned to Arcadia’s acquired backlog will be largely amortized during the second quarter and will result in a significant decline in amortization expense during the second half of the year. Amortization expense is expected to be $6.7 million in the third quarter and $3.6 million in the fourth quarter.

Second quarter depreciation expense is expected to be $3.7 million, and interest expense is expected to be approximately $1.3 million.

Second quarter adjusted EBITDA attributable to DMC, after deducting the 40% noncontrolling interest, is expected in a range of $15 million to $18 million versus the $10.5 million reported in the first quarter.

Second quarter capital expenditures are expected to be $4.0 million to $6.0 million.

Conference call information
Management will hold a conference call to discuss these results today at 5:00 p.m. Eastern (3:00 p.m. Mountain). Investors may listen to a live webcast of the call at https://www.webcaster4.com/Webcast/Page/2204/45322 , or by dialing 888-267-2822 (973-528-0002 for international callers) and entering the code 755328. Webcast participants should access the website at least 15 minutes early to register and download any necessary audio software. A replay of the webcast will be available for 90 days and a telephonic replay will be available through May 12, 2022, by calling 877-481-4010 (919-882-2331 for international callers) and entering the Conference ID #45322.

*Use of Non-GAAP Financial Measures
Adjusted EBITDA, adjusted net income (loss), and adjusted diluted earnings per share are non-GAAP (generally accepted accounting principles) financial measures used by management to measure operating performance and liquidity. Non-GAAP results are presented only as a supplement to the financial statements based on U.S. generally accepted accounting principles (GAAP). The non-GAAP financial information is provided to enhance the reader’s understanding of DMC’s financial performance, but no non-GAAP measure should be considered in isolation or as a substitute for financial measures calculated in accordance with GAAP. Reconciliations of the most directly comparable GAAP measures to non-GAAP measures are provided within the schedules attached to this release.

EBITDA is defined as net income plus or minus net interest plus taxes, depreciation and amortization. Adjusted EBITDA excludes from EBITDA stock-based compensation, restructuring and impairment charges and, when appropriate, other items that management does not utilize in assessing DMC’s operating performance (as further described in the attached financial schedules). Adjusted net income (loss) is defined as net income (loss) attributable to DMC stockholders plus restructuring and impairment charges and, when appropriate, other items that management does not utilize in assessing DMC’s operating performance. Adjusted diluted earnings per share is defined as diluted earnings per share plus restructuring and impairment charges and, when appropriate, other items that management does not utilize in assessing DMC’s operating performance. None of these non-GAAP financial measures are recognized terms under GAAP and do not purport to be an alternative to net income as an indicator of operating performance or any other GAAP measure.

Management uses adjusted EBITDA in its operational and financial decision-making, believing that it is useful to eliminate certain items in order to focus on what it deems to be a more reliable indicator of ongoing operating performance. As a result, internal management reports used during monthly operating reviews feature adjusted EBITDA measures. Management believes that investors may find this non-GAAP financial measure useful for similar reasons, although investors are cautioned that non-GAAP financial measures are not a substitute for GAAP disclosures. In addition, management incentive awards are based, in part, on the amount of adjusted EBITDA achieved during relevant periods. EBITDA and adjusted EBITDA are also used by research analysts, investment bankers and lenders to assess operating performance. For example, a measure similar to adjusted EBITDA is required by the lenders under DMC’s credit facility.

Adjusted net income (loss) and adjusted diluted earnings per share are presented because management believes these measures are useful to understand the effects of restructuring and impairment charges and, when appropriate, other items that management does not utilize in assessing DMC’s operating performance, on DMC’s net income and diluted earnings per share, respectively.

Because not all companies use identical calculations, DMC’s presentation of non-GAAP financial measures may not be comparable to other similarly titled measures of other companies. However, these measures can still be useful in evaluating the company’s performance against its peer companies because management believes the measures provide users with valuable insight into key components of GAAP financial disclosures. For example, a company with greater GAAP net income may not be as appealing to investors if its net income is more heavily comprised of gains on asset sales. Likewise, eliminating the effects of interest income and expense moderates the impact of a company’s capital structure on its performance.

All of the items included in the reconciliation from net income to EBITDA and adjusted EBITDA are either (i) non-cash items (e.g., depreciation, amortization of purchased intangibles and stock-based compensation) or (ii) items that management does not consider to be useful in assessing DMC’s operating performance (e.g., income taxes, restructuring and impairment charges). In the case of the non-cash items, management believes that investors can better assess the company’s operating performance if the measures are presented without such items because, unlike cash expenses, these adjustments do not affect DMC’s ability to generate free cash flow or invest in its business. For example, by adjusting for depreciation and amortization in computing EBITDA, users can compare operating performance without regard to different accounting determinations such as useful life. In the case of the other items, management believes that investors can better assess operating performance if the measures are presented without these items because their financial impact does not reflect ongoing operating performance.

About DMC Global Inc.
DMC Global operates a portfolio of differentiated businesses that lead niche segments of the energy, industrial infrastructure and building products industries. The Company’s strategy is to identify well-run businesses with strong management teams, and support them with long-term capital and strategic, financial, legal, technology and operating resources. DMC helps portfolio companies grow their core businesses, launch new initiatives, upgrade technologies and systems to support their long-term growth strategies, and make acquisitions that improve their competitive positions and expand their markets. The Company’s current portfolio consists of Arcadia Inc., a leading supplier of architectural building products, DynaEnergetics, which serves the global energy industry, and NobelClad, which addresses the global industrial infrastructure and transportation sectors. Based in Broomfield, Colorado, DMC trades on Nasdaq under the symbol “BOOM.” For more information, visit the Company’s website at https://www.dmcglobal.com/.

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Safe Harbor Language
Except for the historical information contained herein, this news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including second quarter 2022 guidance on sales, gross margin, SG&A, depreciation expense, interest expense, adjusted EBITDA and capital expenditures; second quarter and full-year amortization expense; our expectations that new manufacturing capacity at Arcadia will be on line in the first half of next year; our expectations for continued growth and gross margin improvement at DynaEnergetics during the balance of 2022. Such statements and information are based on numerous assumptions regarding present and future business strategies, the markets in which we operate, anticipated costs and ability to achieve goals. Forward-looking information and statements are subject to known and unknown risks, uncertainties and other important factors that may cause actual results and performance to be materially different from those expressed or implied by such forward-looking information and statements, including but not limited to: our ability to realize sales from our backlog; our ability to obtain new contracts at attractive prices; the execution of purchase commitments by our customers, and our ability to successfully deliver on those purchase commitments; the size and timing of customer orders and shipments; changes to customer orders; product pricing and margins; fluctuations in customer demand; our ability to successfully navigate slowdowns in market activity or execute and capitalize upon growth opportunities; the success of DynaEnergetics’ product and technology development initiatives; our ability to successfully protect our technology and intellectual property and the costs associated with these efforts; potential consolidation among DynaEnergetics’ customers; fluctuations in foreign currencies; fluctuations in tariffs and quotas; the cyclicality of our business; competitive factors; the timely completion of contracts; the timing and size of expenditures; the timing and price of metal and other raw material; the adequacy of local labor supplies at our facilities; current or future limits on manufacturing capacity at our various operations; government actions or other changes in laws and regulations; the availability and cost of funds; our ability to access our borrowing capacity under our credit facility; impacts of COVID-19 and any related preventive or protective actions taken by governmental authorities and resulting economic impacts, including recessions or depressions; general economic conditions, both domestic and foreign, impacting our business and the business of our customers and the end-market users we serve; as well as the other risks detailed from time to time in our SEC reports, including the annual report on Form 10-K for the year ended December 31, 2021. We do not undertake any obligation to release public revisions to any forward-looking statement, including, without limitation, to reflect events or circumstances after the date of this news release, or to reflect the occurrence of unanticipated events, except as may be required under applicable securities laws.

DMC GLOBAL INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in Thousands, Except Share and Per Share Data)
(unaudited)

	Three months ended			Change
	Mar 31, 2022	Dec 31, 2021	Mar 31, 2021	Sequential	Year-on-year
NET SALES	$138,716	$71,844	$55,658	93%	149%
COST OF PRODUCTS SOLD	101,810	58,910	42,745	73%	138%
Gross profit	36,906	12,934	12,913	185%	186%
Gross profit percentage	27%	18%	23%
COSTS AND EXPENSES:
General and administrative expenses	17,718	10,155	7,929	74%	123%
Selling and distribution expenses	10,090	6,127	5,243	65%	92%
Amortization of purchased intangible assets	12,976	568	324	2,185%	3,905%
Acquisition expenses	—	1,581	—	-100%	—%
Restructuring expenses and asset impairments	32	—	127	—%	-75%
Total costs and expenses	40,816	18,431	13,623	121%	200%
OPERATING LOSS	(3,910)	(5,497)	(710)	29%	-451%
OTHER (EXPENSE) INCOME:
Other (expense) income, net	(209)	(152)	394	-38%	-153%
Interest expense, net	(1,024)	(74)	(135)	-1,284%	-659%
LOSS BEFORE INCOME TAXES	(5,143)	(5,723)	(451)	10%	-1,040%
INCOME TAX BENEFIT	(863)	(2,154)	(883)	-60%	-2%
NET (LOSS) INCOME	(4,280)	(3,569)	432	-20%	-1,091%
Less: Net loss attributable to redeemable noncontrolling interest	(992)	(808)	—	-23%	—%
NET (LOSS) INCOME ATTRIBUTABLE TO DMC GLOBAL INC. STOCKHOLDERS	$(3,288)	$(2,761)	$432	-19%	-861%
NET (LOSS) INCOME PER SHARE ATTRIBUTABLE TO DMC GLOBAL INC. STOCKHOLDERS
Basic	$(0.47)	$(0.38)	$0.03	-24%	-1,667%
Diluted	$(0.47)	$(0.38)	$0.03	-24%	-1,667%
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING:
Basic	19,301,126	18,754,250	15,453,103	3%	25%
Diluted	19,301,126	18,754,250	15,463,923	3%	25%

Reconciliation to net (loss) income attributable to DMC Global Inc. stockholders after adjustment of redeemable noncontrolling interest for purposes of calculating earnings per share

	Three months ended
	Mar 31, 2022	Dec 31, 2021	Mar 31, 2021
Net (loss) income attributable to DMC Global Inc. stockholders	$(3,288)	$(2,761)	$432
Adjustment of redeemable noncontrolling interest	(5,717)	(4,424)	—
Net (loss) income attributable to DMC Global Inc. common stockholders after adjustment of redeemable noncontrolling interest	$(9,005)	$(7,185)	$432

DMC GLOBAL INC.
SEGMENT STATEMENTS OF OPERATIONS
(Amounts in Thousands)
(unaudited)

Arcadia

Three months ended
Mar 31, 2022
Net sales	$67,968
Gross profit	20,245
Gross profit percentage	30%
COSTS AND EXPENSES:
General and administrative expenses	6,143
Selling and distribution expenses	3,737
Amortization of purchased intangible assets	12,808
Operating loss	(2,443)
Adjusted EBITDA	11,420
Less: adjusted EBITDA attributable to redeemable noncontrolling interest	(4,568)
Adjusted EBITDA attributable to DMC Global Inc.	$6,852

DynaEnergetics

	Three months ended			Change
	Mar 31, 2022	Dec 31, 2021	Mar 31, 2021	Sequential	Year-on-year
Net sales	$48,887	$50,679	$38,172	-4%	28%
Gross profit	12,608	9,922	8,434	27%	49%
Gross profit percentage	26%	20%	22%
COSTS AND EXPENSES:
General and administrative expenses	5,322	4,559	3,574	17%	49%
Selling and distribution expenses	3,903	3,348	3,140	17%	24%
Amortization of purchased intangible assets	85	87	199	-2%	-57%
Operating income	3,298	1,928	1,521	71%	117%
Adjusted EBITDA	$5,282	$3,950	$3,521	34%	50%

NobelClad

	Three months ended			Change
	Mar 31, 2022	Dec 31, 2021	Mar 31, 2021	Sequential	Year-on-year
Net sales	$21,861	$21,165	$17,486	3%	25%
Gross profit	4,181	4,212	4,617	-1%	-9%
Gross profit percentage	19%	20%	26%
COSTS AND EXPENSES:
General and administrative expenses	1,037	581	813	78%	28%
Selling and distribution expenses	2,324	2,326	1,948	—%	19%
Amortization of purchased intangible assets	83	118	125	-30%	-34%
Restructuring expenses and asset impairments	32	—	127	—%	-75%
Operating income	705	1,187	1,604	-41%	-56%
Adjusted EBITDA	$1,652	$2,141	$2,670	-23%	-38%

DMC GLOBAL INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in Thousands)

			Change
	Mar 31, 2022	Dec 31, 2021	From year-end
	(unaudited)
ASSETS

Cash and cash equivalents	$15,376	$30,810	-50%
Accounts receivable, net	79,782	71,932	11%
Inventories	143,304	124,214	15%
Other current assets	17,354	12,240	42%

Total current assets	255,816	239,196	7%

Property, plant and equipment, net	120,479	122,078	-1%
Goodwill	140,234	141,266	-1%
Purchased intangible assets, net	242,568	255,576	-5%
Other long-term assets	104,827	106,296	-1%

Total assets	$863,924	$864,412	—%

LIABILITIES, REDEEMABLE NONCONTROLLING INTEREST, AND STOCKHOLDERS’ EQUITY

Accounts payable	$48,114	$40,276	19%
Contract liabilities	26,952	21,052	28%
Accrued income taxes	834	9	9,167%
Current portion of long-term debt	15,000	15,000	—%
Other current liabilities	30,288	29,477	3%

Total current liabilities	121,188	105,814	15%

Long-term debt	128,710	132,425	-3%
Deferred tax liabilities	937	2,202	-57%
Other long-term liabilities	64,398	66,250	-3%
Redeemable noncontrolling interest	197,196	197,196	—%
Stockholders’ equity	351,495	360,525	-3%

Total liabilities, redeemable noncontrolling interest, and stockholders’ equity	$863,924	$864,412	—%

DMC GLOBAL INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in Thousands)
(unaudited)

	Three months ended
	Mar 31, 2022	Dec 31, 2021	Mar 31, 2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$(4,280)	$(3,569)	$432
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Depreciation	3,359	2,903	2,698
Amortization of purchased intangible assets	12,976	568	324
Amortization of deferred debt issuance costs	132	80	56
Amortization of acquisition-related inventory valuation step-up	258	—	—
Stock-based compensation	2,358	1,670	1,608
Deferred income taxes	(2,714)	200	(2,334)
Loss (gain) on disposal of property, plant and equipment	9	94	(288)
Restructuring expenses and asset impairments	32	—	127
Change in working capital, net	(16,714)	(12,852)	(447)
Net cash (used in) provided by operating activities	(4,584)	(10,906)	2,176
CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of business, net of cash acquired	—	(261,000)	—
Proceeds from maturities of marketable securities	—	—	4,799
Proceeds from sales of marketable securities	—	144,921	—
Acquisition of property, plant and equipment	(1,536)	(2,311)	(1,365)
Proceeds on sale of property, plant and equipment	—	—	281
Promissory note to redeemable noncontrolling interest holder	—	(24,902)	—
Net cash (used in) provided by investing activities	(1,536)	(143,292)	3,715
CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on capital expenditure facility	—	—	(11,750)
Borrowings on term loan	—	150,000	—
Payments on term loan	(3,750)	—	—
Payment of debt issuance costs	(97)	(2,337)	—
Net proceeds from issuance of common stock through at-the-market offering program	—	—	25,262
Net proceeds from issuance of common stock to employees and directors	—	181	—
Distribution to redeemable noncontrolling interest holder	(4,400)	—	—
Treasury stock purchases	(1,088)	(9)	(2,435)
Net cash (used in) provided by financing activities	(9,335)	147,835	11,077
EFFECTS OF EXCHANGE RATES ON CASH	21	153	682

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(15,434)	(6,210)	17,650
CASH AND CASH EQUIVALENTS, beginning of the period	30,810	37,020	28,187
CASH AND CASH EQUIVALENTS, end of the period	$15,376	$30,810	$45,837

DMC GLOBAL INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASUREMENTS TO MOST
DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS
(Amounts in Thousands)
(unaudited)

DMC Global

EBITDA and Adjusted EBITDA

	Three months ended			Change
	Mar 31, 2022	Dec 31, 2021	Mar 31, 2021	Sequential	Year-on-year
Net (loss) income	(4,280)	(3,569)	432	-20%	-1,091%
Interest expense, net	1,024	74	135	1,284%	659%
Income tax benefit	(863)	(2,154)	(883)	-60%	-2%
Depreciation	3,359	2,903	2,698	16%	24%
Amortization of purchased intangible assets	12,976	568	324	2,185%	3,905%

EBITDA	12,216	(2,178)	2,706	661%	351%
Acquisition expenses	—	1,581	—	-100%	—%
Arcadia stub period expenses excluding depreciation & amortization	—	1,605	—	-100%	—%
Amortization of acquisition-related inventory valuation step-up	258	—	—	—%	—%
Restructuring expenses and asset impairments	32	—	127	—%	-75%
Stock-based compensation	2,358	1,670	1,608	41%	47%
Other expense (income), net	209	152	(394)	38%	153%
Adjusted EBITDA	$15,073	$2,830	$4,047	433%	272%
Less: adjusted EBITDA attributable to redeemable noncontrolling interest	(4,568)	—	—	—%	—%
Adjusted EBITDA attributable to DMC Global Inc.	$10,505	$2,830	$4,047	271%	160%

Adjusted Net Income and Adjusted Diluted Earnings per Share

	Three months ended March 31, 2022
	Amount	Per Share (1)
Net loss attributable to DMC Global Inc.	$(3,288)	$(0.17)
Amortization of acquisition-related inventory valuation step-up, net of tax	133	0.01
NobelClad restructuring expenses and asset impairments, net of tax	22	—
As adjusted	$(3,133)	$(0.16)
(1) Calculated using diluted weighted average shares outstanding of 19,301,126

	Three months ended December 31, 2021
	Amount	Per Share (1)
Net loss attributable to DMC Global Inc.	$(2,761)	$(0.15)
Acquisition expenses, net of tax	1,217	0.07
Arcadia stub period expenses, net of tax	1,741	0.09
As adjusted	$197	$0.01
(1) Calculated using diluted weighted average shares outstanding of 18,754,250

DMC GLOBAL INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASUREMENTS TO MOST
DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS
(Amounts in Thousands)
(unaudited)

	Three months ended March 31, 2021
	Amount	Per Share (1)
Net income attributable to DMC Global Inc.	$432	$0.03
NobelClad restructuring expenses and asset impairments, net of tax	127	0.01
As adjusted	$559	$0.04
1) Calculated using diluted weighted average shares outstanding of 15,463,923

Segment Adjusted EBITDA

Arcadia

Three months ended
Mar 31, 2022
Operating (loss), as reported	$(2,443)
Adjustments:
Amortization of acquisition-related inventory valuation step-up	258
Depreciation	541
Amortization of purchased intangible assets	12,808
Stock-based compensation	256
Adjusted EBITDA	11,420
Less: adjusted EBITDA attributable to redeemable noncontrolling interest	(4,568)
Adjusted EBITDA attributable to DMC Global Inc.	$6,852

DynaEnergetics

	Three months ended			Change
	Mar 31, 2022	Dec 31, 2021	Mar 31, 2021	Sequential	Year-on-year
Operating income, as reported	$3,298	$1,928	$1,521	71%	117%
Adjustments:
Depreciation	1,899	1,935	1,801	-2%	5%
Amortization of purchased intangible assets	85	87	199	-2%	-57%
Adjusted EBITDA	$5,282	$3,950	$3,521	34%	50%

NobelClad

	Three months ended			Change
	Mar 31, 2022	Dec 31, 2021	Mar 31, 2021	Sequential	Year-on-year
Operating income, as reported	$705	$1,187	$1,604	-41%	-56%
Adjustments:
Restructuring expenses and asset impairments	32	—	127	—%	-75%
Depreciation	832	836	814	—%	2%
Amortization of purchased intangible assets	83	118	125	-30%	-34%
Adjusted EBITDA	$1,652	$2,141	$2,670	-23%	-38%

DMC GLOBAL INC.
PRO FORMA RESULTS
(Amounts in Thousands, Except Per Share Data)
(unaudited)
Pro Forma Summary Income Statement*

	Three months ended March 31, 2021
	DMC	Arcadia	Redeemable Noncontrolling Interest(1)	Pro Forma Arcadia	Pro Forma Combined
Net Sales	$55,658	$57,241		$57,241	$112,899
Gross profit	12,913	20,930		20,930	33,843
Gross profit %	23.2%	36.6%		36.6%	30.0%

Selling, general, and administrative expenses	13,172	8,453		8,453	21,625
Amortization of purchased intangible assets	324	—		—	324
Restructuring expenses and asset impairments	127	—		—	127
Operating (loss) income	(710)	12,477		12,477	11,767

Depreciation and Amortization	3,022	406		406	3,428
Restructuring expenses and asset impairments	127	—		—	127
Stock-based compensation expense	1,608	—		—	1,608
Adjusted EBITDA	4,047	12,883	(5,153)	7,730	11,777
Adjusted EBITDA %	7.3%	22.5%		13.5%	10.4%
(1) Represents the Adjusted EBITDA attributable to the 40% redeemable noncontrolling interest.

Pro Forma EBITDA and Adjusted EBITDA*

	Three months ended March 31, 2021
	DMC	Arcadia	Pro Forma Combined
Net income	$432	$12,477	$12,909
Interest expense, net	135	—	135
Income tax benefit	(883)	—	(883)
Depreciation	2,698	406	3,104
Amortization	324	—	324
EBITDA	2,706	12,883	15,589
Restructuring	127	—	127
Stock-based compensation expense	1,608	—	1,608
Other income, net	(394)	—	(394)
Adjusted EBITDA	4,047	12,883	16,930
Less: adjusted EBITDA attributable to redeemable noncontrolling interest	—	(5,153)	(5,153)
Adjusted EBITDA attributable to DMC Global Inc.	4,047	7,730	11,777

DMC GLOBAL INC.
PRO FORMA RESULTS
(Amounts in Thousands, Except Per Share Data)
(unaudited)
*This unaudited pro forma combined financial information was not prepared under Article 11 of SEC Regulation S-X (“Article 11”) or Financial Accounting Standards Board Accounting Standards Codification 805 (“ASC 805”).